EXHIBIT 10.4

Extension of Existing Executive Change of Control Agreement

WHEREAS, Christopher Carroll (the “Executive”) and The Interpublic Group of Companies, Inc. (“Interpublic,” Interpublic and its subsidiaries being referred to herein as the “Company”) are parties to an Executive Change of Control Agreement dated as of May 27, 2010 (the “Agreement”); and
WHEREAS, Section 5.1 of the Agreement states that the Agreement will expire as of September 1, 2013; and
WHEREAS, the Executive and the Company wish to extend the Agreement for another three years;
NOW, THEREFORE, the Agreement is hereby amended, effective immediately, as follows:

1.
Incorporation by Reference. All provisions of the Agreement are hereby incorporated herein by reference and shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Extension. Words and phrases used in this Extension shall have the meaning set forth in the Agreement unless the context clearly indicates that a different meaning is intended.

2.	Extension. Section 5.1(a)(i) of the Agreement is amended by replacing the phrase “September 1, 2013” with “September 1, 2016”.
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IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and Executive have caused this Extension to the Agreement to be executed.

The Interpublic Group of Companies, Inc.	Executive
BY: /s/ ANDREW BONZANI Andrew Bonzani SVP, General Counsel & Secretary	/s/ CHRISTOPHER CARROLL Christopher Carroll
DATE: August 29, 2013